                                                                    Exhibit 10.1

                      THIRD AMENDMENT TO CREDIT AGREEMENT

     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of April 10, 2000, by and between PHOTOWORKS, INC. formally known as Seattle FilmWorks, Inc., a Washington corporation, OPTICOLOR, INC., a Washington corporation and SEATTLE FILMWORKS MANUFACURING COMPANY, a Washington corporation (collectively, "Borrowers", and each individually, a "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                   RECITALS
                                   --------

     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of March 1, 1997, as amended by that certain First Amendment to Credit Agreement dated as of February 24, 1998, extended by that certain letter extension dated as of April 1, 1999, and as amended by that certain Second Amendment to Credit Agreement dated as of June 30, 1999 and as the same may be further amended from time to time ("Credit Agreement").

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

     1. Section 1.1.(b) is hereby deleted in its entirety, and the following substituted therefor:

               "(b)  Letter of Credit Subfeature. As a subfeature under the Line
                     ---------------------------
          of Credit, Bank agrees from time to time during the term thereof to issue standby and sight commercial letters of credit for the account of PhotoWorks, Inc. to finance general working capital purposes and media costs (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided however, that the form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion; and provided further, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed Six Million Dollars ($6,000,000.00) for sight commercial letters of credit and Five Million Dollars ($5,000,000.00) for standby letters of credit. Each Letter of Credit shall be issued for a term not to exceed one hundred eighty (180) days, as designated by PhotoWorks, Inc.; provided however, that no sight commercial Letter of Credit shall have an expiration date subsequent to the maturity date of the Line of Credit and that no standby Letter of Credit shall have an expiration dated more than ninety (90) days beyond the maturity date of the Line of Credit. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit

          Agreement and related documents, if any, required by Bank in connection with the issuance thereof (each, a "Letter of Credit Agreement" and collectively, "Letter of Credit Agreements"). Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by PhotoWorks, Inc. in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any draft is paid by Bank, then PhotoWorks, Inc. shall immediately pay to Bank the full amount of such draft, together with interest thereon from the date such amount is paid by Bank to the date such amount is fully repaid by PhotoWorks, Inc., at the rate of interest applicable to advances under the Line of Credit. In such event PhotoWorks, Inc. agrees that Bank, in its sole discretion, may debit any demand deposit account maintained by Borrower with Bank for the amount of any such draft."

     2. Sections 1.2. (d) and (e) are hereby deleted in their entirety, and the following substituted therefor:

               "(d)  Commercial Letter of Credit Fees. Borrower shall pay to
                     --------------------------------
          Bank fees upon the issuance of each commercial Letter of Credit, upon the payment or negotiation by Bank of each draft under any commercial Letter of Credit and upon the occurrence of any other activity with respect to any commercial Letter of Credit (including without limitation, the transfer, amendment or cancellation of any commercial Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity.

               (e)   Standby Letter of Credit Fees. Borrower shall pay to Bank
                     -----------------------------
          (i) fees upon the issuance of each standby Letter of Credit equal to three-quarters percent (0.75%) per annum (computed on the basis of a 360-day year, actual days elapsed) of the face amount thereof, and
          (ii) fees upon the payment or negotiation by Bank of each draft under any standby Letter of Credit and fees upon the occurrence of any other activity with respect to any standby Letter of Credit (including without limitation, the transfer, amendment or cancellation of any standby Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity."

     3. Section 1.3. is hereby deleted in their entirety, and the following substituted therefor:

               SECTION 1.3.  COLLATERAL.

               As security for all indebtedness of Borrower to Bank subject hereto, PhotoWorks, Inc. hereby grants to Bank security interests of first priority in all PhotoWorks, Inc.'s Safekeeping Account No. held with Norwest Investment Services, Inc.

               All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds of trust and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance."

     4. Section 4.11. is hereby deleted in its entirety, without substitution.

     5. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

     6. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.


                                             WELLS FARGO BANK,
PHOTOWORKS, INC., formally                   NATIONAL ASSOCIATION
known as Seattle FilmWorks, Inc.

By: /s/ L. Cashmore Bond                     By: /s/ Donald Ralston
    Loran Cashmore Bond                          Donald Ralston
    Chief Accounting Officer/Treasurer           Vice President

OPTICOLOR, INC.

By: /s/ L. Cashmore Bond
    Loran Cashmore Bond
    Chief Accounting Officer/Treasurer

SEATTLE FILMWORKS MANUFACTURING COMPANY

By: /s/ L. Cashmore Bond
    Loran Cashmore Bond
    Chief Accounting Officer/Treasurer

                                                  THIRD PARTY SECURITY AGREEMENT
WELLS FARGO BANK                                              SECURITIES ACCOUNT
--------------------------------------------------------------------------------

     1. GRANT OF SECURITY INTEREST. In consideration of any credit or other financial accommodation heretofore, now or hereafter extended or made to PHOTOWORKS, INC., OPTICOLOR, INC. and SEATTLE FILMWORKS MANUFACTURING COMPANY ("Borrowers"), or any of them, by WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank"), and for other valuable consideration, as security for the payment of all Indebtedness of Borrowers to Bank, the undersigned PHOTOWORKS, INC. ("Owner") hereby grants and transfers to Bank a security interest in (a) Owner's Safekeeping Account No. (whether held in Owner's name or as a Bank collateral account for the benefit of Owner), and all replacements or substitutions therefor, including any account resulting from a renumbering or other administrative re-identification thereof (collectively, the "Securities Account") maintained with NORWEST INVESTMENT SERVICES, ("Intermediary"), (b) all financial assets credited to the Securities Account, (c) all security entitlements with respect to the financial assets credited to the Securities Account, and (d) any and all other investment property or assets maintained or recorded in the Securities Account (with all the foregoing defined as "Collateral"), together with whatever is receivable or received when any of the Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, (i) all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, (ii) all rights to payment with respect to any cause of action affecting or relating to any of the foregoing, and (iii) all stock rights, rights to subscribe, stock splits, liquidating dividends, cash dividends, dividends paid in stock, new securities or other property of any kind which Owner is or may hereafter be entitled to receive on account of any securities pledged hereunder, including without limitation, stock received by Owner due to stock splits or dividends paid in stock or sums paid upon or in respect of any securities pledged hereunder upon the liquidation or dissolution of the issuer thereof (hereinafter called "Proceeds"). Except as otherwise expressly permitted herein, in the event Owner receives any such Proceeds, Owner will hold the same in trust on behalf of and for the benefit of Bank and will immediately deliver all such Proceeds to Bank in the exact form received, with the endorsement of Owner if necessary and/or appropriate undated stock powers duly executed in blank, to be held by Bank as part of the Collateral, subject to all terms hereof. As used herein, the terms "security entitlement," "financial asset" and "investment property" shall have the respective meanings set forth in the Washington Uniform Commerical Code. The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Borrowers, or any of them, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrowers may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

     2. CONTINUING AGREEMENT; REVOCATION; OBLIGATION UNDER OTHER AGREEMENTS. This is a continuing agreement and all rights, powers and remedies hereunder shall apply to all past, present and future Indebtedness of each of the Borrowers to Bank, including that arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the death, incapacity, dissolution, liquidation or bankruptcy of any of the Borrowers or Owner or any other event or proceeding affecting any of the Borrowers or Owner. This Agreement shall not apply to any new indebtedness created after actual receipt by Bank of written notice of its revocation as to such new Indebtedness; provided however, that loans or advances made by Bank to any of the Borrowers after revocation under commitments existing prior to receipt by Bank of such revocation, and extensions, renewals or modifications, of any kind, of Indebtedness incurred by any of the Borrowers or committed by Bank prior to receipt by Bank of such revocation, shall not be considered new Indebtedness. Any such notice must be sent to Bank by registered U.S. mail, postage prepaid, addressed to its office at Puget Sound RCBO, 999 Third Avenue 11th Fl, Seattle, WA 98104, or at such other address as Bank shall from time to time designate. The obligations of Owner hereunder shall be in addition to any obligations of Owner under any other grants or pledges of security for any liabilities or obligations of any of the Borrowers or any other persons heretofore or hereafter given to Bank unless said other grants or pledges of security are expressly modified or revoked in writing; and this Agreement shall not unless expressly herein provided, affect or invalidate any such other grants or pledges of security.

     3. OBLIGATIONS JOINT AND SEVERAL; SEPARATE ACTIONS; WAIVER OF STATUTE OF LIMITATIONS; REINSTATEMENT OF LIABILITY. The obligations hereunder are joint and several and independent of the obligations of Borrowers, and a separate action or actions may be brought and prosecuted against Owner whether action is brought against any of the Borrowers or any other person, or whether any of the Borrowers or any other person is joined in any such action or actions. Owner acknowledges that this Agreement is absolute and unconditional, there are no conditions precedent to the effectiveness of this Agreement, and this Agreement is in full force and effect and is binding on Owner as of the date written below, regardless of whether Bank obtains collateral or any guaranties from others or takes any other action contemplated by Owner. Owner waives the benefit of any statute of limitations affecting Owner's liability hereunder or the enforcement thereof, and Owner agrees that any payment of any Indebtedness or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to Owner's liability hereunder. The liability of Owner hereunder shall be reinstated and revived and the rights of Bank shall continue if and to the extent that for any reason any amount at any time paid on account of any Indebtedness secured hereby is rescinded or must otherwise be restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any amount so paid must be rescinded or restored shall be made by Bank in its sole discretion; provided however, that if Bank chooses to contest any such matter at the request of Owner, Owner agrees to indemnify and hold Bank harmless from and against all costs and expenses, including reasonable attorneys' fees, expended or incurred by Bank in connection therewith, including without limitation, in any litigation with respect thereto.

     4. OBLIGATIONS OF BANK. Bank shall have no duty to take any steps necessary to preserve the rights of Owner against prior parties, or to initiate any action to protect against the possibility of a decline in the market value of the Collateral or Proceeds. Bank shall not be obligated to take any actions with respect to the Collateral or Proceeds requested by Owner unless such request is made in writing and Bank determines, in its sole discretion, that the requested action would not unreasonably jeopardize the value of the Collateral and Proceeds as security for the Indebtedness.

     5. REPRESENTATIONS AND WARRANTIES. (a) Owner represents and warrants to Bank that: (i) Owner is the sole owner of the Collateral and Proceeds; (ii) Owner has the right to grant a security interest in the Collateral and Proceeds;
(iii) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby or as otherwise agreed to by Bank, or heretofore disclosed by Owner to Bank, in writing; (iv) all statements contained herein and, where applicable, in the Collateral are true and complete in all material respects; (V) no financing statement or control agreement covering any of the Collateral or Proceeds, and naming any secured party other than Bank, exists or is on file in any public office or remains in effect; (vi) no person or entity, other than Owner, Bank and Intermediary, has any interest in or control over the Collateral; and (vii) specifically with respect to Collateral and Proceeds consisting of investment securities, instruments, chattel paper, documents, contracts, insurance policies or any like property, all persons appearing to be obligated thereon have authority and capacity to contract and are bound as they appear to be, and the same comply with applicable laws concerning form, content and manner of preparation and execution.

     (b) Owner further represents and warrants to Bank that: (i) the Collateral pledged hereunder is so pledged at Borrowers' request; (ii) Bank has made no representation to Owner as to the creditworthiness of any of the Borrowers; and
(iii) Owner has established adequate means of obtaining from each of the Borrowers on a continuing basis financial and other information pertaining to Borrowers' financial condition. Owner agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Owner's risks hereunder, and Owner further agrees that Bank shall have no obligation to disclose to Owner any information or material about any of the Borrowers which is acquired by Bank in any manner.

     6.   COVENANTS OF OWNER.

     (a) Owner agrees in general: (i) to indemnify Bank against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (ii) to pay all costs and expenses, including reasonable attorneys' fees, incurred by Bank in the perfection and preservation of the Collateral or Bank's interest therein and/or the realization, enforcement and exercise of Bank's rights, powers and remedies hereunder; (iii) to permit Bank to exercise its powers; (iv) to execute and deliver such documents as Bank deems necessary to create, perfect and continue the security interests contemplated hereby; and (v) not to change Owner's chief place of business (or personal residence, if applicable) or the places where Owner keeps any of the Collateral or Owner's records concerning the Collateral and Proceeds without first giving Bank written notice of the address to which Owner is moving same.

     (b) Owner agrees with regard to the Collateral and Proceeds, unless Bank agrees otherwise in writing: (i) not to permit any security interest in or lien on the Collateral or Proceeds, except in favor of Bank and except liens in favor of Intermediary to the extent expressly permitted by Bank in writing; (ii) not to hypothecate or permit the transfer by operation of law of any of the Collateral or Proceeds or any interest therein; (iii) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Bank to inspect the same and make copies thereof at any reasonable time; (iv) if requested by Bank, to receive and use reasonable diligence to collect Proceeds, in trust and as the property of Bank, and to immediately endorse as appropriate and deliver such Proceeds to Bank daily in the exact form in which they are received together with a collection report in form satisfactory to Bank; (v) in the event Bank elects to receive payments of Proceeds hereunder, to pay all expenses incurred by Bank in connection therewith, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto: (vi) to provide any service and do any other acts which may be necessary to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims: and (vii) if the Collateral or Proceeds consists of securities and so long as no Event of Default exists, to vote said securities and to give consents, waivers and ratifications with respect thereto, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would impair Bank's interest in the Collateral and Proceeds or be inconsistent with or violate any provisions of this Agreement. Owner further agrees that any party now or at any time hereafter authorized by Owner to advise or otherwise act with respect to the Securities Account shall be subject to all terms and conditions contained herein and in any control, custodial or other similar agreement at any time in effect among Bank, Owner and Intermediary relating to the Collateral.

     7. POWERS OF BANK. Owner appoints Bank its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Bank's officers and employees, or any of them, whether or not any of the Borrowers or Owner is in default: (a) to perform any obligation of Owner hereunder in Owner's name or otherwise; (b) to notify any person obligated on any security, instrument or other document subject to this Agreement of Bank's rights hereunder; (c) to collect by legal proceedings or otherwise all dividends, interest, principal or other sums now or hereafter payable upon or on account of the Collateral or Proceeds; (d) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral or Proceeds, and in connection therewith to deposit or surrender control of the Collateral and Proceeds, to accept other property in exchange for the Collateral and Proceeds, and to do and perform such acts and things as Bank may deem proper, with any money or property received in exchange for the Collateral or Proceeds, at Bank's option, to be applied to the Indebtedness or held by Bank under this Agreement; (e) to make any compromise or settlement Bank deems desirable or proper in respect of the Collateral and Proceeds; (f) to insure, process and preserve the Collateral and Proceeds; (g) to exercise all rights, powers and remedies which Owner would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; and (h) to do all acts and things and execute all documents in the name of Owner or otherwise, deemed by Bank as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder. To effect the purposes of this Agreement or otherwise upon instructions of Owner, Bank may cause any Collateral and/or Proceeds to be transferred to Bank's name or the name of Bank's nominee. If an Event of Default has occurred and is continuing, any or all Collateral and/or Proceeds consisting of securities may be registered, without notice, in the name of Bank or its nominee, and thereafter Bank or its nominee may exercise, without notice, all voting and corporate rights at any meeting of the shareholders of the issuer thereof, any and all rights of conversion, exchange or subscription, or any other rights, privileges or options pertaining to such Collateral and/or Proceeds, all as if it were the absolute owner thereof. The foregoing shall include, without limitation, the right of Bank or its nominee to exchange, at its discretion, any and all Collateral and/or Proceeds upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by the issuer thereof or Bank of any right, privilege or option pertaining to any shares of the Collateral and/or Proceeds, and in connection therewith; the right to deposit and deliver any and all of the Collateral and/or Proceeds with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Bank may determine. All of the foregoing rights, privileges or options may be exercised without liability on the part of Bank or its nominee except to account for property actually received by Bank. Bank shall have no duty to exercise any of the foregoing, or any other rights, privileges or options with respect to the Collateral or Proceeds and shall not be responsible for any failure to do so or delay in so doing.

     8.   OWNER'S WAIVERS.

     (a) Owner waives any right to require Bank to: (i) proceed against any of the Borrowers or any other person; (ii) marshal assets or proceed against or exhaust any security held from any of the Borrowers or any other person; (iii) give notice of the terms, time and place of any public or private sale of personal property security held from any of the Borrowers or any other person, or otherwise comply with the provisions of Section 9504 of the Washington Uniform Commercial Code; (iv) take any action or pursue any other remedy in Bank's power; or (v) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of indebtedness held by Bank as security for or which constitute in whole or in part the Indebtedness secured hereunder, or in connection with the creation of new or additional Indebtedness.

     (b) Owner waives any defense to its obligations hereunder based upon or arising by reason of: (i) any disability or other defense of any of the Borrowers or any other person; (ii) the cessation or limitation, from any cause whatsoever, other than payment in full, of the Indebtedness of any of the Borrowers or any other person; (iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of any of the Borrowers which is a corporation, partnership or other type of entity, or any defect in the formation of any of such Borrower; (iv) the application by any of the Borrowers of the proceeds of any Indebtedness for purposes other than the purposes represented by Borrowers to, or intended or understood by, Bank or Owner; (v) any act or omission by Bank which directly or indirectly results in or aids the discharge of any of the Borrowers or any portion of the Indebtedness by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Bank against any of the Borrowers; (vi) any impairment of the value of any interest in any security for the Indebtedness or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; or (vii) any modification of the Indebtedness, in any form whatsoever, including any modification made after revocation hereof to any Indebtedness incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon. Until all Indebtedness shall have been paid in full, Owner shall have no right of subrogation, and Owner waives any right to enforce any remedy which Bank now has or may hereafter have against any of the Borrowers or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Bank. Owner further waives, all rights and defenses Owner may have arising out of (A) any election of remedies by Bank, even though that election of remedies, such as a non-judical foreclosure with respect to any security for any portion of the Indebtedness, destroys Owner's rights of subrogation or Owner's rights to proceed against any of the Borrowers for reimbursement, or (B) any loss of rights Owner may suffer by reason of any rights, powers or remedies of any of the Borrowers in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging Borrowers' Indebtedness, whether by operation of law or otherwise, including any rights Owner may have to a fair market value hearing to determine the size of a deficiency following any trustee's foreclosure sale or other disposition of any real property security for any portion of the Indebtedness.

     9. AUTHORIZATIONS TO BANK. Owner authorizes Bank either before or after revocation hereof, without notice to or demand on Owner, and without affecting Owner's liability hereunder, from time to time to: (a) alter, compromise, renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security, other than the Collateral and Proceeds, for the payment of the Indebtedness or any portion thereof, and exchange, enforce, waive, subordinate or release the Collateral and Proceeds, or any part thereof, or any such other security; (c) apply the Collateral and Proceeds or such other security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement, mortgage or deed of trust, as Bank in its discretion may determine; (d) release or substitute any one or more of the endorsers or guarantors of the Indebtedness, or any portion thereof, or any other party thereto; and (e) apply payments received by Bank from any of the Borrowers to any Indebtedness of any of the Borrowers to Bank, in such order as Bank shall determine in its sole discretion, whether or not such Indebtedness is covered by this Agreement, and Owner hereby waives any provision of law regarding application of payments which specifies otherwise. Bank may without notice assign this Agreement in whole or in part.

  10. PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Owner agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Owner to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Bank shall be obligations of Owner to Bank, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of Section 15 hereof, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

  11. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement: (a) any default in the payment or performance of any obligation, or any defined event of default, under (i) any contract or instrument evidencing any Indebtedness, (ii) any other agreement between any of the Borrowers and Bank, including without limitation any loan agreement, relating to or executed in connection with any Indebtedness, or (iii) any control, custodial or other similar agreement in effect among Bank, Owner and Intermediary relating to the Collateral; (b) any representation or warranty made by Owner herein shall prove to be incorrect in any material respect when made; (c) Owner shall fail to observe or perform any obligation or agreement contained herein; (d) any attachment or like levy on any property of Owner; and
(e) Bank, in good faith, believes any or all of the Collateral and/or Proceeds to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy or unsatisfactory in character or value.

  12. REMEDIES. Upon the occurrence of any Event of Default, Bank shall have and may exercise without demand any and all rights, powers, privileges and remedies granted to a secured party upon default under the Washington Uniform Commerical Code or otherwise provided by law, including without limitation, the right to contact all persons obligated to Owner on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Bank. All rights, powers, privileges and remedies of Bank shall be cumulative. No delay, failure or discontinuance of Bank in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Bank of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auction, are all commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and credit risks of such sales. While an Event of Default exists: (a) Owner will not dispose of any of the Collateral or Proceeds except on terms approved by Bank; (b) Bank may appropriate the Collateral and apply all Proceeds toward repayment of the Indebtedness in such order as Bank may from time to time elect; (c) Bank may take any action with respect to the Collateral contemplated by any control, custodial or other similar agreement then in effect among Bank, Owner and Intermediary; and (d) at Bank's request, Owner will assemble and deliver all books and records pertaining to the Collateral to Bank at a reasonably convenient place designated by Bank. For any Collateral or Proceeds consisting of securities, Bank shall be under no obligation to delay a sale of any portion thereof for the period of time necessary to permit the issuer thereof to register such securities for public sale under any applicable state or federal law, even if the issuer thereof would agree to do so.

  13. DISPOSITION OF COLLATERAL AND PROCEEDS. Upon the transfer of all or any part of the Indebtedness, Bank may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Bank hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Bank shall retain all rights, powers, privileges and remedies herein given. Any proceeds of any disposition of any of the Callateral or Proceeds, or any part thereof, may be applied by Bank to the payment of expenses incurred by Bank in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds may be applied by Bank toward the payment of the Indebtedness in such order of application as Bank may from time to time elect.

  14. NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to Bank at the address specified in Section 2 hereof and to Owner at the address of its chief executive office (or personal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or 3 days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

  15. COSTS, EXPENSES AND ATTORNEYS' FEES. Owner shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Owner or in any way affecting any of the Collateral or Bank's ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Owner with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or Bank's Prime Rate in effect from time to time.

  16. SUCCESSORS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Owner may not assign or transfer any of its interests or rights hereunder without Bank's prior written consent. Owner acknowledges that Bank has the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, any Indebtedness of Borrowers to Bank and any obligations with respect thereto, including this Agreement. In connection therewith, Bank may disclose all documents and information which Bank now has or hereafter acquires relating to Owner and/or this Agreement, whether furnished by Borrowers, Owner or otherwise. Owner further agrees that Bank may disclose such documents and information to Borrowers.

  17. AMENDMENT. This Agreement may be amended or modified only in writing signed by Bank and Owner.

  18. APPLICATION OF SINGULAR AND PLURAL. In all cases where there is but a single Borrower, then all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require; and when there is more than one Borrower named herein, or when this Agreement is executed by more than one Owner, the word "Borrowers" and the word "Owner" respectively shall mean all or any one or more of them as the context requires.

  19. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

  20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

  21. ADDENDUM. Additional terms and conditions relating to the Securities Account are set forth in an Addendum attached hereto and incorporated herein by this reference.

  22. ARBITRATION.

  (a) Arbitration. Upon the demand of any party, any Dispute shall be resolved
      -----------
by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, this Guaranty and each other document, contract and instrument required hereby or now or hereafter delivered to Bank in connection herewith (collectively, the "Documents"), or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

  (b) Governing Rules. Arbitration proceedings shall be administered by the
      ---------------
American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Documents. The arbitration shall be conducted at a location in Washington selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. (S)91 or any similar applicable state law.

  (c) No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision
      ----------------------------------------------------------
hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

  (d) Arbitrator Qualifications and Powers; Awards. Arbitrators must be active
      --------------------------------------------
members of the Washington State Bar or retired judges of the state or federal judiciary of Washington, with expertise in the substantive law applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the State of Washington, (ii) may grant any remedy or relief that a court of the State of Washington could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Washington Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

  (e) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators
      -------------
and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Documents or any relationship between the parties.

  Owner warrants that its chief executive office (or personal residence, if applicable) is located at the following address: 1260 16TH AVENUE, W, SEATTLE, WA 98119

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

  IN WITNESS WHEREOF, this Agreement has been duly executed as of April 10, 200O.

PHOTOWORKS, INC.

By: /s/ L. Cashmore Bond
   --------------------------
   Loran Cashmore Bond,  Chief Accounting
   Officer/Treasurer

        ADDENDUM TO THIRD PARTY SECURITY AGREEMENT: SECURITIES ACCOUNT

     THIS ADDENDUM is attached to and made a part of that certain Third Party Security Agreement: Securities Account executed by PHOTOWORKS, INC. ("Owner") in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank"), dated as of April 10, 2000 (the "Agreement").

     The following provisions are hereby incorporated into the Agreement:

     1.   Securities Account Activity. So long as no Event of Default exists,
          ---------------------------
Owner, or any party authorized by Owner to act with respect to the Securities Account, may (a) receive payments of interest and/or cash dividends earned on financial assets maintained in the Securities Account, and (b) trade financial assets maintained in the Securities Account. Without Banks prior written consent, except as permitted by the preceding sentence, neither Owner nor any party other than Bank may withdraw or receive any distribution of any of the Collateral from the Securities Account. The Collateral Value of the Securities Account shall at all times be equal to or greater than $8,500,000.00. In the event the Collateral Value, for any reason and at any time, is be less than the required amount, Borrowers shall promptly make a principal reduction on the Indebtedness or cause Owner to deposit additional assets of a nature satisfactory to Bank into the Securities Account, in either case in amounts or with values sufficient to achieve the required Collateral Value.

     2.   "Collateral Value" means the percentage set forth below for each type
           ----------------
of investment property held in the Securities Account at the time of computation:

          (a) 100% of the face amount of cash and cash equivalents;

          (b) 90% of the market value of obligations of the United States of America, but not to exceed the face amount;

          (c) 90% of the market value of commercial paper rated at least Al by a nationally recognized rating agency, but not to exceed the face amount;

          (d) 85% of the market value of corporate and municipal bonds (excluding convertible bonds) rated at least AA by a nationally recognized rating agency, but not to exceed the face amount;

          (e) 75% of the market value of corporate and municipal bonds (excluding convertible bonds and those described in (d) above) rated at least BBB by a nationally recognized rating agency, but not to exceed the face amount;

          (f) 70% of the market value of mutual funds;

          (9) 70% of the market value of stock traded on the New York Stock Exchange;

          (h) 70% of the market value of stock traded on the American Stock Exchange;

          (i) 50% of the market value of stock traded "over-the-counter";

with market value, in all instances, determined by Bank in its sole discretion, and excluding from such computation all Common Trust Funds.

     3.  Exclusion from Collateral. Notwithstanding anything herein to the
         -------------------------
contrary, the terms "Collateral" and "Proceeds" do not include, and Bank disclaims a security interest in all Common Trust Funds now or hereafter maintained in the Securities Account.

     4.  "Common Trust Funds" means common trust funds as described in 12 CFR
          ------------------
9.18 and includes, without limitation, common trust funds maintained by Bank for the exclusive use of its fiduciary clients.

     IN WITNESS WHEREOF, this Addendum has been executed as of the same date as the Agreement.

PHOTOWORKS, INC.                        WELLS FARGO BANK,
                                         NATIONAL ASSOCIATION

By: /s/ L. Cashmore Bond                By: /s/ Donald Ralston
   ------------------------                -----------------------
   Loran Cashmore Bond                          Donald Ralston
   Chief Accounting Officer/Treasurer           Vice President

     The undersigned, the Borrowers defined in the Third Party Security Agreement referenced above, hereby acknowledge and agree to all terms and conditions of said Third Party Security Agreement and this Addendum, including without limitation, those provisions requiring Borrowers to maintain the Collateral Value of the Securities Account and/or repay the Indebtedness.

PHOTOWORKS, INC.

By: /s/ L. Cashmore Bond
   ------------------------
   Loran Cashmore Bond
   Chief Accounting Officer/Treasurer

OPTICOLOR, INC.

By: /s/ L. Cashmore Bond
   ------------------------
   Loran Cashmore Bond
   Chief Accounting Officer/Treasurer

SEATTLE FILMWORKS MANUFACTURING COMPANY

By: /s/ L. Cashmore Bond
   ------------------------
   Loran Cashmore Bond
   Chief Accounting Officer/Treasurer

                                            SECURITIES ACCOUNT CONTROL AGREEMENT
WELLS FARGO BANK                                      (Third Party Intermediary)
--------------------------------------------------------------------------------

THIS SECURITIES ACCOUNT CONTROL AGREEMENT (this "Agreement") is entered into as of April 10, 2000, by and among PHOTOWORKS, INC. ("Customer"), NORWEST INVESTMENT SERVICES, INC. ("Intermediary"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Secured Party").

                                  RECITALS

     A. Customer maintains that certain Safekeeping Account (the "Securities Account") with Intermediary pursuant to an agreement between Intermediary and Customer dated as of June 23, 1998 (the "Account Agreement"), a copy of which is attached hereto as Exhibit A, and Customer has granted to Secured Party a security interest in the Securities Account and all financial assets and other property now or at any time hereafter held in the Securities Account.

     B. Secured Party, Customer and Intermediary have agreed to enter into this Agreement to perfect Secured Party's security interests in the Collateral, as defined below.

NOW, THEREFORE, in consideration of their mutual covenants and promises, the parties agree as follows:

     1.   DEFINITIONS. As used herein:

     (a) the term "Collateral" shall mean: (i) the Securities Account; (ii) all financial assets credited to the Securities Account; (iii) all security entitlements with respect to the financial assets credited to the Securities Account; (iv) any and all other investment property or assets maintained or recorded in the Securities Account; and (v) all replacements or substitutions for, and proceeds of the sale or other disposition of, any of the foregoing, including without limitation, cash proceeds; and

     (b) the terms "investment property," "entitlement order, " "financial asset" and "security entitlement" shall have the respective meanings set forth in the Washington Uniform Commerical Code. The parties hereby expressly agree that all property, including without limitation, cash, certificates of deposit and mutual funds, at any time held in the Securities Account is to be treated as a "financial asset."

     2 . AGREEMENT FOR CONTROL. Intermediary is authorized by Customer and agrees to comply with all entitlement orders originated by Secured Party with respect to the Securities Account, and all other requests or instructions from Secured Party regarding disposition and/or delivery of the Collateral, without further consent or direction from Customer or any other party.

     3.   CUSTOMER'S RIGHTS WITH RESPECT TO THE COLLATERAL.

     (a) Until Intermediary is notified otherwise by Secured Party: (i) Customer, or any party authorized by Customer to advise or otherwise act with respect to the Securities Account, may give trading instructions to Intermediary with respect to Collateral in the Securities Account; and (ii) Intermediary may distribute to Customer or any other party in accordance with Customer's directions that portion of the Collateral which consists of interest and/or cash dividends earned on financial assets maintained in the Securities Account.

     (b) Without Secured Party's prior written consent, except to the extent permitted by Section 3(a) hereof: (i) neither Customer nor any party other than Secured Party may withdraw any Collateral from the Securities Account; and (ii) Intermediary will not comply with any entitlement order or request to withdraw any Collateral from the Securities Account given by any party other than Secured Party.

     (c) Upon receipt of either written or oral notice from Secured Party: (i) Intermediary shall promptly cease complying with entitlement orders and other instructions concerning the Collateral, including the Securities Account, from all parties other than Secured Party; and (ii) Intermediary shall not make any further distributions of any Collateral to any party other than Secured Party, nor permit any further voluntary changes in the financial assets.

  4. INTERMEDIARY'S REPRESENTATIONS AND WARRANTIES. Intermediary represents and warrants to Secured Party that:

  (a) The Securities Account is maintained with Intermediary solely in Customer's name.

  (b) Intermediary has no knowledge of any claim to, security interest in or lien upon any of the Collateral, except: (i) the security interests in favor of Secured Party; and (ii) Intermediary's liens securing fees and charges, or payment for open trade commitments, as described in Section 4(e) hereof.

  (c) Attached hereto as Exhibit A is a true and complete copy of the Account Agreement.

  (d) Attached hereto as Exhibit B is an accurate and complete statement of the financial assets in the Securities Account as of the date set forth in said statement.

  (e) Any claim to, security interest in or lien upon any of the Collateral which Intermediary now has or at any time hereafter acquires shall be junior and subordinate to the security interests of Secured Party in the Collateral, except for Intermediary's liens securing: (i) fees and charges owed by Customer with respect to the operation of the Securities Account; and (ii) payment owed to intermediary for open trade commitments for purchases in and for the Securities Account.

  5. AGREEMENTS OF INTERMEDIARY AND CUSTOMER. Intermediary and Customer agree that:

  (a) Intermediary shall flag its books, records and systems to reflect Secured Party's security interests in the Collateral, and shall provide notice thereof to any party making inquiry as to Customer's accounts with Intermediary to whom Intermediary is legally required or permitted to provide information.

  (b) Intermediary shall send copies of all statements relating to the Securities Account simultaneously to Customer and Secured Party.

  (c) Intermediary shall promptly notify Secured Party if any other party asserts any claim to, security interest in or lien upon any of the Collateral, and Intermediary shall not enter into any control, custodial or other similar agreement with any other party that would create or acknowledge the existence of any such other claim, security interest or lien.

  (d) Without Secured Party's prior written consent, Intermediary and Customer shall not amend or modify the Account Agreement, other than amendments to reflect ordinary and reasonable changes in Intermediary's fees and charges for handling the Securities Account.

  (e) Neither Intermediary nor Customer shall terminate the Account Agreement without giving 30 days' prior written notice to Secured Party.

  6.  MISCELLANEOUS.

  (a) This Agreement shall not create any obligation or duty of Intermediary except as expressly set forth herein.

  (b) As to the matters specifically the subject of this Agreement, in the event of any conflict between this Agreement and the Account Agreement or any other agreement between Intermediary and Customer, the terms of this Agreement shall control.

  (c) All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing (unless otherwise specifically provided) and delivered to each party at the address or facsimile number set forth below its signature, or to such other address or facsimile number as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (i) if sent by hand delivery, upon delivery; (ii) if sent by facsimile, upon receipt; and
(iii) if sent by mail, upon the earlier of the date of receipt or 3 days after deposit in the U.S. mail, first class and postage prepaid.

  (d) The prevailing party in the prosecution or defense of any action arising out of this Agreement, including any action for declaratory relief, shall be reimbursed by the party whose course of action necessitated such prosecution or defense for all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the prevailing party's in-house counsel), expended or incurred by the prevailing party in connection therewith, whether incurred at the trial or appellate level, in an arbitration proceeding, bankruptcy proceeding or otherwise.

  (e) This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Intermediary may not assign its obligations hereunder without Secured Party's prior written consent. This Agreement may be amended or modified only in writing signed by all parties hereto.

  (f) This Agreement shall terminate upon: (i) Intermediary's receipt of written notice from Secured Party expressly stating that Secured Party no longer claims any security interest in the Collateral; or (ii) termination of the Account Agreement pursuant to Section 5(e) hereof and Intermediary's delivery of all Collateral to Secured Party or its designee in accordance with Secured Party's written instructions.

  (g) This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

                    SEE PAGE 4 OF AGREEMENT FOR SIGNATURES

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

NORWEST INVESTMENT SERVICES,       WELLS FARGO BANK, NATIONAL ASSOCIATION
INC.

By:___________________________     By: /s/ Donald H. Ralston
                                      ---------------------------------
Title:________________________     Title: Vice President
                                         ------------------------------


Address: 999 THIRD AVENUE          Address: 999 Third Avenue 11th FL
         SEATTLE, WA 98104                  Seattle, WA 98104
FAX No.:                           FAX No.:

PHOTOWORKS, INC.

By: /s/ L. Cashmore Bond
   --------------------------
   Loran Cashmore Bond, Chief
   Accounting Officer/Treasurer

Address: 1260 16TH AVENUE, W
         SEATTLE, WA 98119
FAX No.: